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                                    TERM NOTE

$3,500,000.00                                           Pittsburgh, Pennsylvania
                                                        November 30
                                                        _________________ , 1995

                FOR VALUE RECEIVED, the undersigned, Airship International LTD ("Maker"), a New York corporation, having its principal office at 7380 Sand Lake Road, Suite 350, Orlando, Florida 32819, promises to pay to the order of Senstar Capital Corporation ("Lender") in lawful money of the United States of America in immediately available funds at the Pittsburgh, Pennsylvania office of Lender at 36th Floor One Oxford Centre, Pittsburgh, Pennsylvania 15219, or at such other location as the holder hereof may designate from time to time, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), together with interest from the date hereof on the unpaid principal balance at a rate of nine and one-quarter percent (9.25%) per annum. This Note shall be payable as follows: Sixty Three Thousand Three Hundred Seventy One Dollars and 06/100 ($63,371.06), on November 30, 1995, and a like and equal sum on the thirtieth (30th) day of each succeeding calendar month (in the event any month has less than 30 days, then on the last day of such month) thereafter to and including October 30, 2000 and the entire outstanding balance of principal and accrued and unpaid interest on this Note on November 30, 2000. If the Maker fails (i) to make any payment hereunder or under any other document executed in connection with this Note, or (ii) fails to pay this Note at maturity, whether by acceleration, demand or otherwise, then in either such event, each such payment or accelerated balance shall bear interest at the lower of 18% or the highest rate permitted by law. The aforesaid interest rates shall continue to apply whether or not judgment shall be entered on this Note.

                If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or on any other day on which Lender is not open for business, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

                Notwithstanding any provision of this Note to the contrary, it is the intent of Maker and Lender that Lender shall not at any time be entitled to receive, collect or apply, and Maker and Lender shall not be deemed to have contracted for, as interest on the principal indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event Lender ever receives, collects or applies as interest any such excess, such excess shall be deemed partial payment of the principal indebtedness evidenced hereby, and if such principal shall be paid in full, any such excess shall

                         EXHIBIT "C" TO CREDIT AGREEMENT
                                NOT FOR EXECUTION











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 forthwith be paid to Maker. In the event that, but for this paragraph, the rate of interest applicable to this Note would at any time exceed the maximum lawful rate, then this Note and all interest hereon shall thereupon be immediately due and payable.

                This Note is the Term Note referred to in and issued pursuant to the Credit Agreement, dated of even date herewith, between Maker and Lender ("Credit Agreement"). The Credit Agreement contains provisions, among other things, for the acceleration of the stated maturity of this Note upon the happening of certain stated events recited therein and also for prepayments on account of the principal hereof prior to maturity as provided therein.

                Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                This Note shall bind Maker and the successors and assigns of Maker, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to "Maker" shall be deemed to apply to Maker and to the successors and assigns of Maker, and all references herein to "Lender" shall be deemed to apply to Lender and its successors and assigns. This Note shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles. Maker hereby consents that jurisdiction and venue for action, suit or other legal proceeding arising under this Note shall lie in the appropriate courts of competent jurisdiction in Allegheny County, Pennsylvania.

                MAKER DOES HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR MAKER AND, WITH OR WITHOUT ONE OR MORE COMPLAINTS FILED, CONFESS JUDGMENT OR JUDGMENTS AGAINST MAKER IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA AT ANY TIME AFTER THE DATE OF THIS NOTE AND, WHETHER OR NOT THIS
 NOTE IS THEN DUE OR IN DEFAULT, IN FAVOR OF LENDER, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF TWENTY PERCENT (20%) FOR COLLECTION OF SUCH SUMS, AND MAKER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS AND WAIVES STAY OF EXECUTION AND STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST MAKER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS AND ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.



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                IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note on the day and year first above written with the intention that this Note shall constitute a sealed instrument.












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 ATTEST:                                      AIRSHIP INTERNATIONAL LTD.
_______________________                       By:   /s/ LOUIS J. PEARLMAN
                                                    ______________________
                                              Name:
                                                    ______________________
[SEALl                                        Title: President
                                                    ______________________
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